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                                                                    Exhibit 23.1

                                   CONSENT OF
                          INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Form 10 KSB of Interactive Telesis, Inc. and Subsidiary of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiary appearing in the Form 10 KSB of Interactive Telesis, Inc.




San Diego, California                               PANNELL KERR FORSTER
October 26, 2000                                    Certified Public Accountants
                                                    A Professional Corporation